UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007

IndyMac INDA Mortgage Loan Trust 2007-AR6

(Exact name of issuing entity)

Commission File Number of the issuing entity: 333-140726-15

IndyMac MBS, Inc.

(Exact name of the depositor as specified in its charter)

Commission File Number of the depositor: 333-140726

IndyMac Bank, F.S.B.

(Exact name of the sponsor as specified in its charter)

Delaware	95-4791925
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

155 North Lake Avenue Pasadena, California	91101
(Address of principal executive office)	(Zip Code)

(800) 669-2300
(Registrant's telephone number, including area code )

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 8 – Other Events.

ITEM 8.01. Other Events.

On August 30, 2007, IndyMac MBS, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of August 1, 2007 (the “Pooling and Servicing Agreement”), by and among the Company, as depositor, IndyMac Bank, F.S.B. (“IndyMac”), as seller and servicer, and Deutsche Bank National Trust Company, as trustee (the “Trustee”), providing for the issuance of the Company’s IndyMac INDA Mortgage Loan Trust 2007-AR6 (the “Issuing Entity”), Mortgage Pass-Through Certificates, Series 2007-AR6 (the “Certificates”). The Pooling and Servicing Agreement is annexed hereto as Exhibit 4.1.

Section 9 – Financial Statements and Exhibits.

ITEM 9.01(d) Exhibits.

Exhibits. The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed.

4.1	The Pooling and Servicing Agreement, dated as of August 1, 2007, by and among the Company, IndyMac and the Trustee.
4.2	Schedule I to the Pooling and Servicing Agreement--Mortgage Loan Schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC MBS, INC.

By: /s/ Jill Jacobson
Name: Jill Jacobson
Title: Vice President

Dated: August 30, 2007

Exhibit Index

Exhibit No.

4.1	The Pooling and Servicing Agreement, dated as of August 1, 2007, by and among the Company, IndyMac and the Trustee.
4.2	Schedule I to the Pooling and Servicing Agreement--Mortgage Loan Schedule.